EXHIBIT 99.1

Intelligent Systems Announces Second Quarter and Year-to-Date 2016 Results

NORCROSS, Ga., Aug. 12, 2016 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE MKT:INS) announced today its financial results for the three and six month periods ended June 30, 2016.

Revenue was $1,550,000 and $3,196,000 in the three and six month periods of 2016, respectively, representing growth of 28 percent and 40 percent, respectively, as compared to the same periods in 2015.  The growth is attributable to an increase in the number of accounts covered by certain software licenses, an increase in our processing services customer base and an upswing in our professional services.

For the three month period ended June 30, 2016, the company recorded net loss attributable to Intelligent Systems of $217,000 ($0.02 per basic and diluted share) compared to net loss attributable to Intelligent Systems of $793,000 ($0.09 per basic and diluted share) in the second quarter of 2015. The strong revenue growth for the quarter coupled with a substantial decrease in operating expenses, due in part to higher one-time G&A expenditures in the prior year, resulted in a significantly lower loss from continuing operations for the second quarter of 2016 as compared to the same period last year.

For the year-to-date period ended June 30, 2016, the company recorded net loss  attributable to Intelligent Systems Corporation of $1,155,000  ($0.13 per basic and diluted share), compared to net income attributable to Intelligent Systems of $17,504,000 ($1.97 per basic share and $1.95 per diluted share) in the six month period in 2015. The dramatic change between periods reflects the gain of $18,726,000 on the sale of the company’s former ChemFree subsidiary in the year-to-date period in 2015.  As previously announced, the company sold its ChemFree subsidiary on March 31, 2015 and consequently has classified the ChemFree business as discontinued operations for all periods presented.

“We continue to see gains in all three components of our FinTech focused businesses – licensing, processing, and professional services. The gains are coming both from our innovative prepaid solutions and our rich credit software offerings,” commented J. Leland Strange, CEO of Intelligent Systems. “We are fairly comfortable that the second half of 2016 will be significantly stronger than the first half as we recognize revenue from work done throughout the year. While the expenses of being a public company will impact operating results and may result in an overall loss, I believe the CoreCard operations have turned the corner and will be profitable for the year.”

Investor Conference Call Today

The company is holding an investor conference call today, August 12, 2016, at 11 AM Eastern time.  Interested investors are invited to attend the conference call by dialing (855) 766-6518 and entering conference ID code 56384370.  A transcript of the call will be posted on the company’s website at www.intelsys.com as soon as available after the call.

The company will file its Form 10-Q for the period ended June 30, 2016 with the Securities and Exchange Commission today, August 12, 2016. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty-five years, Intelligent Systems Corporation (NYSE MKT:INS) has identified, created, operated and grown technology companies. The company’s principal continuing operations include CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard designs, develops, and markets a comprehensive suite of software solutions to corporations, financial institutions, retailers and processors to manage their credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard is a unique partner for FinTech innovators by providing them a comprehensive platform for their payment and processing solutions. CoreCard also offers prepaid and credit card processing services using its proprietary software solutions.   Further information is available on the company’s website at www.intelsys.com or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
Products	$149	$139	$378	$275
Services	1,401	1,069	2,818	2,002
Total net revenue	1,550	1,208	3,196	2,277
Cost of revenue
Products	58	52	122	112
Services	719	626	1,367	1,170
Total cost of revenue	777	678	1,489	1,282
Expenses
Marketing	99	52	195	123
General and administrative	383	725	939	1,093
Research and development	611	718	1,256	1,412
Loss from operations	(320)	(965)	(683)	(1,633)
Other income (loss)	21	27	(642)[1]	29
Loss from continuing operations before income taxes	(299)	(938)	(1,325)	(1,604)
Income taxes	(2)	--	(3)	3
Loss from continuing operations	(297)	(938)	(1,322)	(1,607)
Gain (loss) on sale of discontinued operations, net of taxes	--	(20)	--	18,726 [2]
Loss from discontinued operations, net of taxes	--	--	--	(3)
Net income (loss)	(297)	(958)	(1,322)	17,116
Net loss attributable to noncontrolling interest	80	165	167	388
Net income (loss) attributable to Intelligent Systems Corporation	$(217)	$(793)	$(1,155)	$17,504
Earnings (loss) per share attributable to Intelligent Systems Corporation:
Basic earnings (loss) per share	$(0.02)	$(0.09)	$(0.13)	$1.97
Diluted earnings (loss) per share	$(0.02)	$(0.09)	$(0.13)	$1.95
Basic weighted average common shares outstanding	8,731,299	8,806,875	8,731,299	8,882,452
Diluted weighted average common shares outstanding	8,731,299	8,806,875	8,731,299	8,977,839

  Includes write-down of $750,000 on carrying value of investment in early stage technology company.
  Reflects sale of ChemFree subsidiary on March 31, 2015.

CONSOLIDATED BALANCE SHEETS
(in thousands)

As of	June 30, 2016	December 31, 2015
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$16,843	$18,059
Marketable securities	418	396
Accounts receivable, net	532	962
Other current assets	1,201	2,846
Restricted cash	2,200	2,200
Total current assets	21,194	24,463
Investments	245	1,015
Property and equipment, at cost less accumulated depreciation	650	636
Other long-term assets	118	59
Total assets	$22,207	$26,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$122	$78
Deferred revenue, current portion	2,157	1,830
Accrued payroll	648	495
Accrued expenses	28	25
Other current liabilities	279	243
Liabilities from discontinued operations	--	120
Total current liabilities	3,234	2,791
Deferred revenue, net of current portion	131	195
Other long-term liabilities	18	18
Total Intelligent Systems Corporation stockholders’ equity	21,870	26,048
Noncontrolling interest	(3,046)	(2,879)
Total stockholders’ equity	18,824	23,169
Total liabilities and stockholders’ equity	$22,207	$26,173

For further information, call
Karen Reynolds, 770-564-5503
or email to karen@intelsys.com